UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2014

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Marathon Petroleum Corporation (the “Corporation”) was held on April 30, 2014. The following are the voting results on proposals considered and voted upon at the meeting.

1.	ELECTION OF CLASS III DIRECTORS

The shareholders elected Steven A. Davis, Gary R. Heminger, John W. Snow and John P. Surma as Class III directors, to serve terms expiring in 2017, by the following votes:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Steven A. Davis	205,071,298	7,630,240	29,108,950
Gary R. Heminger	207,452,730	5,248,808	29,108,950
John W. Snow	208,228,325	4,473,213	29,108,950
John P. Surma	208,266,888	4,434,650	29,108,950

2.	RATIFICATION OF INDEPENDENT AUDITOR FOR 2014

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditor for the year ending December 31, 2014 by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
239,751,954	1,145,732	912,802	—

3.	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The shareholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers by the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
201,822,184	9,090,787	1,788,567	29,108,950

4.	SHAREHOLDER PROPOSAL

The shareholder proposal seeking the adoption of quantitative greenhouse gas emission reduction goals and associated reports was not approved based on the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
63,690,137	113,839,695	35,171,706	29,108,950

5.	SHAREHOLDER PROPOSAL

The shareholder proposal seeking a report on corporate lobbying expenditures, policies and procedures was not approved based on the following votes:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
81,098,977	88,889,062	42,713,499	29,108,950

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: May 6, 2014	By:	/s/ J. Michael Wilder
	Name:	J. Michael Wilder
	Title:	Vice President, General Counsel and Secretary